                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        CANANDAIGUA WINE COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                                               December 27, 1995

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Canandaigua Wine Company, Inc. at Chase Tower, One Chase Square, Rochester, New York, on Thursday, January 18, 1996 at 11:00 a.m.

  The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Company's 1995 Annual Report, which is contained in this package, sets forth important business and financial information concerning the Company.

  We hope you are able to attend this year's Annual Meeting.

                                          VERY TRULY YOURS,

MARVIN SANDS                              RICHARD SANDS
Chairman of the Board                     President and
                                          Chief Executive Officer

                         CANANDAIGUA WINE COMPANY, INC.
                               116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 18, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Stockholders of CANANDAIGUA WINE COMPANY, INC. (the "Company") will be held at Chase Tower, One Chase Square, Rochester, New York, on Thursday, January 18, 1996 at 11:00 a.m., local time, for the following purposes more fully described in the accompanying Proxy Statement:

  1. To elect directors of the Company ("Proposal No. 1").

  2. To approve an Amended and Restated Certificate of Incorporation of the Company which amends the Company's Restated Certificate of Incorporation to authorize the issuance of 1,000,000 shares of a class of preferred stock ("Proposal No. 2").

  3. To consider and act upon a proposal to approve and ratify the selection of Arthur Andersen LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending August 31, 1996 ("Proposal No. 3").

  4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on November 27, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

  A Proxy Statement and Proxy are enclosed.

  WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ROBERT SANDS, Secretary

Dated at Canandaigua, New York
December 27, 1995

                        CANANDAIGUA WINE COMPANY, INC.
                              116 BUFFALO STREET
                          CANANDAIGUA, NEW YORK 14424

                            DATED DECEMBER 27, 1995

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                              (JANUARY 18, 1996)

  This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of CANANDAIGUA WINE COMPANY, INC. (the "Company") to be used at the Annual Meeting of Stockholders of the Company, which will be held on Thursday, January 18, 1996 (the "Meeting"), and at any adjournments thereof. This Proxy Statement and accompanying proxy are being first mailed to stockholders on or about December 29, 1995. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing with the Secretary prior to the Meeting a written revocation or a duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy in person at the Meeting. Unless authority to vote for one or more of the director nominees is specifically withheld, a signed proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless otherwise indicated, FOR the Amended and Restated Certificate of Incorporation of the Company which amends the Restated Certificate of Incorporation to authorize the issuance of 1,000,000 shares of a class of preferred stock (Proposal No. 2) and, unless otherwise indicated, FOR the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 1996 (Proposal No. 3).

  As described below under the heading "Voting Securities," the outstanding capital stock of the Company consists of Class A Common Stock and Class B Common Stock. The Company has enclosed with the proxy materials a proxy which has been designed in a manner so that it can be used by stockholders owning Class A Common Stock or Class B Common Stock or both Class A Common Stock and Class B Common Stock.

  The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.

                               VOTING SECURITIES

  The total outstanding capital stock of the Company as of November 27, 1995, consisted of 16,246,046 shares of Class A Common Stock, par value $.01 per share (the "Class A Stock"), and 3,365,958 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock"). Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder. Only holders of Class A Stock and holders of Class B Stock of record on the books of the Company at the close of business on November 27, 1995, the record date for eligibility to vote at the Meeting (the "Record Date"), are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in his or her name and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in his or her name. Pursuant to the Company's Restated Certificate of Incorporation, the holders of the Class A Stock, voting as a separate class, are entitled to elect one-fourth (1/4) of the number of directors to be elected at the

Meeting (rounded, if the total number of directors to be elected is not evenly divisible by four (4), to the next higher whole number) and the holders of the Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. Pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or by-laws of a corporation authorized to issue stock may specify the votes that shall be necessary to elect directors. In the absence of such specification, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Such votes of the shares shall include abstentions but shall not include votes of shares registered on the books of the corporation in the name of brokers who are not present in person or represented by proxy at the meeting. The Company's Restated Certificate of Incorporation and By-Laws provide for an equivalent method for the election of directors as under the Delaware General Corporation Law. Subject to the provisions of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, the holders of the Class A Stock and the holders of the Class B Stock vote together as a single class on all other items of business before the stockholders.

  With regard to the election of directors, votes may be cast in favor or withheld; because directors are elected by a plurality, votes that are withheld will be excluded entirely from the vote and will have no effect.

  Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With respect to all proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have the effect of a negative vote with respect to the Amended and Restated Certificate of Incorporation authorizing a class of preferred stock but will not have an effect with respect to approving Arthur Andersen LLP as the Company's independent auditors. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

                              BENEFICIAL OWNERSHIP

  The following table, with notes thereto, sets forth as of the Record Date or such other date specifically noted (i) the persons known to the Company to own beneficially more than 5% of the Company's Class A Stock or Class B Stock, (ii) the number of shares owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent (such information being based on information furnished by or on behalf of each person concerned):

                           SHARES BENEFICIALLY OWNED
                                 CLASS A STOCK

                                                                   PERCENT
 NAME AND ADDRESS OF                          AMOUNT AND NATURE OF   OF
  BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP  CLASS
 -------------------                          -------------------- -------
 Marvin Sands (1)                             1,738,418(2)(3)       10.7%(2)(3)
  116 Buffalo Street
  Canandaigua, NY 14424
 Marilyn Sands (1)                            1,738,418(2)(4)       10.7%(2)(4)
  116 Buffalo Street
  Canandaigua, NY 14424
 Richard Sands (1)                            1,738,418(2)(5)       10.7%(2)(5)
  116 Buffalo Street
  Canandaigua, NY 14424
 Robert Sands (1)                             1,738,418(2)(6)       10.7%(2)(6)
  116 Buffalo Street
  Canandaigua, NY 14424
 CWC Partnership-I (1)                        1,738,418(2)(7)       10.7%(2)(7)
  116 Buffalo Street
  Canandaigua, NY 14424
 CWC Partnership-II (1)                       1,738,418(2)(8)       10.7%(2)(8)
  116 Buffalo Street
  Canandaigua, NY 14424
 Marilyn Sands, as Trustee under Irrevocable  1,738,418(2)(9)       10.7%(2)(9)
  Declarations of Trust Nos. 3 and 4 (1)
  116 Buffalo Street
  Canandaigua, NY 14424
 Richard Sands and Robert Sands, as Co-       1,738,418(2)(10)      10.7%(2)(10)
  Trustees under
  Irrevocable Trust Agreement (1)
  116 Buffalo Street
  Canandaigua, NY 14424
 David A. Rocker (11)                           929,279(11)          5.7%(11)
  Suite 1759
  45 Rockefeller Plaza
  New York, NY 10111
 Wellington Management Company (12)           1,040,780(12)          6.4%(12)
  75 State Street
  Boston, MA 02109

                                 CLASS B STOCK

                                                                      PERCENT
 NAME AND ADDRESS OF                             AMOUNT AND NATURE OF   OF
  BENEFICIAL OWNER                               BENEFICIAL OWNERSHIP  CLASS
 -------------------                             -------------------- -------
 Marvin Sands (1)                                2,838,371(13)         84.3%(13)
  116 Buffalo Street
  Canandaigua, NY 14424
 Marilyn Sands (1)                               2,838,371(14)         84.3%(14)
  116 Buffalo Street
  Canandaigua, NY 14424
 Richard Sands (1)                               2,838,371(15)         84.3%(15)
  116 Buffalo Street
  Canandaigua, NY 14424
 Robert Sands (1)                                2,838,371(16)         84.3%(16)
  116 Buffalo Street
  Canandaigua, NY 14424
 Richard Sands and Robert Sands, as Co-Trustees  2,838,371(17)         84.3%(17)
  under
  Irrevocable Trust Agreement (1)
  116 Buffalo Street
  Canandaigua, NY 14424
 Marilyn Sands, as Trustee under Irrevocable     2,838,371(18)         84.3%(18)
  Declarations of
  Trust Nos. 3 and 4 (1)
  116 Buffalo Street
  Canandaigua, NY 14424
 CWC Partnership-I (1)                           2,838,371(19)         84.3%(19)
  116 Buffalo Street
  Canandaigua, NY 14424
 CWC Partnership-II (1)                          2,838,371(20)         84.3%(20)
  116 Buffalo Street
  Canandaigua, NY 14424

--------
(1) Richard and Robert Sands are adult children of Marvin and Marilyn Sands. Laurie Sands, an adult child of Marvin and Marilyn Sands, died on March 9, 1995. On June 17, 1993, Richard Sands, Robert Sands and Laurie Sands entered into a Stockholders Agreement (the "Stockholders Agreement") which provided each with a right of first refusal to purchase, under certain circumstances, the shares of Class A Stock and Class B Stock owned by the others and which may be terminated only by the consent of all parties. On January 17, 1995, Richard Sands, Robert Sands and Laurie Sands each executed a consent, permitting Laurie Sands to transfer, free of all restrictions arising under the Stockholders Agreement, all of her shares of Class A and Class B Stock to CWC Partnership-I, a New York partnership formed on January 17, 1995 ("CWCP-I"). The partners of CWCP-I are Richard Sands, Robert Sands and the Estate of Laurie Sands. See footnote (7) below. Also on January 17, 1995, CWCP-I agreed to be bound by the terms of the Stockholders Agreement. Pursuant to the terms of an Affiliates Agreement, dated June 29, 1993 (the "Affiliates Agreement"), each of the following agreed to vote his/her Class B Stock to cause Ellis Goodman and Sir Harry Solomon to be elected to the Board of Directors as Class B Directors subject to certain conditions as set forth in the Affiliates
    Agreement: Marvin Sands; Marilyn Sands; Richard Sands; Robert Sands; Laurie Sands; Marilyn Sands, as Trustee under Irrevocable Declarations of Trust Nos. 1, 2, 3, and 4, each dated November 18, 1987; and Richard Sands, Robert Sands and Laurie Sands, as Co-Trustees under an Irrevocable Trust Agreement dated November 18, 1987. For additional information regarding the Affiliates Agreement, see "PROPOSAL NO. 1--NOMINATION AND ELECTION OF DIRECTORS." Irrevocable Declaration of Trust, No. 1, referred to above, terminated by its terms on November 18, 1993. As a result of such Trust's termination, 22,500 shares of Class B Stock were distributed to each of Richard Sands, Robert Sands and Laurie Sands. Irrevocable Declaration of Trust, No. 2, referred to above, terminated by its terms on November 18, 1995. As a result of such Trust's termination, 22,500 shares of Class B

    Stock are being distributed to Richard Sands, 22,273 shares of Class B Stock are being distributed to Robert Sands and 22,727 shares of Class B Stock are being distributed to CWC Partnership-II, a New York partnership formed on January 17, 1995 ("CWCP-II"), the partners of which are the Estate of Laurie Sands and The Robert Sands Descendants Trust. See footnote (8) below. Pursuant to Rule 13(d)-5(b)(1) under the Securities Exchange Act (the "Exchange Act"), by virtue of the Stockholders Agreement, the Affiliates Agreement and the partnership agreements governing CWCP-I and CWCP-II, the aforementioned persons, Trusts and partnerships are a group (the "Group") and, as such, the Group is deemed to have beneficial ownership of all securities of the Company beneficially owned by the members of the Group. Except with respect to the shares subject to the Stockholders Agreement, the shares subject to the Affiliates Agreement, the shares owned by CWCP-I and CWCP-II and the shares subject to the Irrevocable Trust Agreement described in footnote (10) below, no member of the Group is required to consult with any other family member with respect to the voting or disposition of any shares of the Company and each such member of the Group disclaims beneficial ownership of each others' shares with respect to matters not governed by the Stockholders Agreement, the Affiliates Agreement, the partnership agreements governing CWCP-I and CWCP-II or the Irrevocable Trust Agreement described in footnote (10) below.

(2) The number of shares and the percentage of ownership is exclusive of shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock beneficially owned by the members of the Group. Each of the Sands family stockholders, Marilyn Sands as Trustee of Irrevocable Declarations of Trust Nos. 3 and 4, Richard and Robert Sands, in their capacities as Co-Trustees of the Trust described in footnote (10) below, CWCP-I and CWCP-II has advised the Company that he/she/it has no plans to convert any Class B Stock into Class A Stock. If such shares of Class A Stock issuable upon conversion of the Class B Stock were to be added to the amount in the table, the amount of Class A Stock beneficially owned by the Group would be 4,576,789 shares and the percentage of ownership would be 24.0% based upon 19,084,417 shares deemed outstanding pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(3) Excluding the shares of Class A Stock beneficially owned as a result of his membership in the Group, Marvin Sands beneficially owns 792,283 shares of Class A Stock, which is 4.9% of such Class. This total includes 788,867 shares of Class A Stock owned by Mr. Sands' wife, Marilyn Sands. The 788,867 shares include 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands and the remainder interest in which is held by Richard Sands, Robert Sands and CWCP-II. Mr. Sands disclaims beneficial ownership with respect to all shares owned by Marilyn Sands. Excluding the effect of his membership in the Group, and adding the 248,100 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Mr. Sands to his 792,283 shares of Class A Stock, the amount of Class A Stock beneficially owned by Mr. Sands would be 1,040,383 shares and the percentage of ownership would be 6.3%. These amounts include an aggregate of 146,250 shares of Class B Stock as to which Mr. Sands disclaims beneficial ownership. See Class B Stock table and footnotes (13) and (14) below.

(4) Excluding the shares of Class A Stock beneficially owned as a result of her membership in the Group, Marilyn Sands beneficially owns 788,867 shares of Class A Stock, which is 4.9% of such Class. With respect to 787,501 shares of the 788,867 shares, Marilyn Sands is the beneficial owner of a life estate which includes the right to receive income from and the power to vote and dispose of such shares. Excluding the effect of her membership in the Group, and adding the 146,250 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Marilyn Sands to her 788,867 shares of Class A Stock, the amount of Class A Stock beneficially owned by Mrs. Sands would be 935,117 shares and the percentage of ownership would be 5.7%. See Class B Stock table and footnotes (14) and (17) below. The 788,867 shares do not include 3,416 shares of Class A Stock owned by Marilyn Sands' husband, Marvin Sands. Marilyn Sands disclaims beneficial ownership of all such securities owned by Marvin Sands.

(5) Excluding the shares of Class A Stock beneficially owned as a result of his membership in the Group, Richard Sands beneficially owns 314,304 shares of Class A Stock or 1.9%. Such total includes an aggregate of 10,045 shares of Class A Stock owned by Richard Sands' wife individually and as custodian for her children. Richard Sands disclaims beneficial ownership with respect to all shares owned by his wife individually and as custodian for her children. Mr. Sands is a managing partner of CWCP-I, which owns for its own account 308,951 shares of Class A Common Stock. Excluding the effect of his membership in the Group, and adding the 691,279 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by Richard Sands to his 314,304 shares of Class A Stock, the amount of Class A Stock beneficially owned by Mr. Sands would be 1,005,583 shares and the percentage of ownership would be 5.9%. See Class B Stock table and footnote (15) below. None of the foregoing amounts include the remainder interest in 262,501 shares of Class A Stock owned by Richard Sands. The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. The remainder interest is held by Richard Sands, Robert Sands and CWCP-II. See footnote (4) above. Richard Sands disclaims beneficial ownership with respect to such 262,501 shares.

(6) Excluding the shares of Class A Stock beneficially owned as a result of his membership in the Group, and excluding any ownership interest arising out of The Robert Sands Descendants Trust, Robert Sands beneficially owns 322,880 shares of Class A Stock or 2.0%. Such total includes an aggregate of 18,564 shares of Class A Stock owned by Mr. Sands' wife, individually and as custodian for their children. Robert Sands is a managing partner of CWCP-I, which owns for its own account 308,951 shares of Class A Common Stock. Excluding the effect of his membership in the Group and any ownership interest arising out of The Robert Sands Descendants Trust, and adding the 691,051 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock owned by Robert Sands to his 322,880 shares of Class A Stock, the amount of Class A Stock beneficially owned by Robert Sands would be 1,013,931 shares and the percentage of ownership would be 6.0%. See Class B Stock table and footnote (16) below. None of the foregoing amounts include the remainder interest in 259,849 shares of Class A Stock owned by Robert Sands. The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. The remainder interest is held by Richard Sands, Robert Sands and CWCP-II. See footnote (4) above. Robert Sands disclaims beneficial ownership with respect to such 259,849 shares.

 (7) As a result of capital contributions upon its formation on January 17, 1995, CWCP-I acquired 308,951 shares of Class A Stock or 1.9% (as of the Record Date). The partners of CWCP-I are Richard Sands, Robert Sands and the Estate of Laurie Sands. Upon final settlement or earlier distribution, the partnership interests owned by the Estate of Laurie Sands will be distributed in accordance with Ms. Sands' Will to a marital trust for the benefit of Ms. Sands' husband, Andrew Stern, M.D., and to trusts for the benefit of Ms. Sands' children, Abigail and Zachary Stern. Excluding the effect of its membership in the Group, and adding the 678,964 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock held by CWCP-I to its 308,951 shares of Class A Stock, the amount of Class A Stock held by CWCP-I would be 987,915 shares and the percentage of ownership would be 5.8%. See Class B Stock table and footnote (19) below.

 (8) Excluding the shares of Class A Stock beneficially owned as a result of its membership in the Group, CWCP-II beneficially owns no shares of Class A Stock. The partners of CWCP-II are the Estate of Laurie Sands and The Robert Sands Descendants Trust. Upon final settlement or earlier distribution, the partnership interests owned by the Estate of Laurie Sands will be distributed in accordance with Ms. Sands' Will to a marital trust for the benefit of Ms. Sands' husband, Andrew Stern, M.D., and to trusts for the benefit of Ms. Sands' children, Abigail and Zachary Stern. Excluding the effect of its membership in the Group, and as a result of capital contributions upon its formation on January 17, 1995 and the termination of Irrevocable Declaration of Trust No. 2, and adding the 22,727 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock owned by CWCP-II, the amount of Class A Stock held by CWCP-II would be 22,727 shares and the percentage of ownership would be 0.1%. See Class B Stock table and footnote (20) below. None of the foregoing amounts include the remainder interest in 265,151 shares of Class A Stock owned by CWCP-II. The remainder interest is in 787,501 shares of Class A Stock, a life estate in which is held by Marilyn Sands. See footnote (4) above. The remainder interest is held by Richard Sands, Robert Sands and CWCP-II. CWCP-II disclaims beneficial ownership with respect to such 265,151 shares.

 (9) Excluding the shares of Class A Stock beneficially owned as a result of their membership in the Group, and excluding the 141,750 shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock owned by the two Trusts, neither of the Trusts beneficially owns any shares of Class A Stock. If the 141,750 shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock owned by the two Trusts were included, the amount of Class A Stock beneficially owned by the two Trusts would be 141,750 shares and the percentage of ownership would be 0.9%. See Class B Stock table and footnote (18) below.

(10) Excluding the shares of Class A Stock beneficially owned as a result of its membership in the Group, and excluding the 506,250 shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock owned by the Trust, the Trust beneficially owns no shares of Class A Stock. If the 506,250 shares of Class A Stock issuable pursuant to the conversion feature of the Class B Stock were included, the Trust would own 506,250 shares of Class A Stock and the percentage of ownership would be 3.0%. See Class B Stock Table and footnote (17) below.

(11) The number of shares is as of December 2, 1994, as reported in Amendment No. 11 to Schedule 13D filed with the Securities and Exchange Commission by David A. Rocker on December 15, 1994. The percentage of ownership is calculated on the basis of 16,246,046 shares of Class A Stock outstanding on the Record Date. The total number of shares consists of 878,929 shares of Class A Stock owned by Rocker Partners, L.P. (5.4% of the outstanding shares of Class A Stock), 27,350 shares of Class A Stock owned by Compass Holdings, Ltd. (0.2% of the outstanding shares of Class A Stock), and 23,000 shares of Class A Stock owned by Centennial Partners I, L.P. (0.1% of the outstanding shares of Class A Stock). David A. Rocker (i) serves as the sole Managing Partner of Rocker Partners, L.P., (ii) through Rocker Offshore Management Company, Inc., serves as investment adviser to Compass Holdings, Ltd. and (iii) serves as investment advisor for Centennial Partners I, L.P. David Rocker possesses sole power to vote and direct the disposition of all shares of Class A Stock owned by Rocker Partners, L.P., Compass Holdings, Ltd. and Centennial Partners I, L.P. For further information pertaining to Mr. Rocker, Rocker Partners, L.P., Compass Holdings, Ltd., and Centennial Partners I, L.P., reference should be made to Schedule 13D and Amendments Nos. 1 through 11 thereto filed with the Securities and Exchange Commission by David A. Rocker.

(12) The number of shares equals the number of shares of Class A Stock reported by Wellington Management Company ("WMC") in its Schedule 13G dated February 3, 1995, filed with the Securities and Exchange
     Commission. The percentage of ownership is calculated on the basis of 16,246,046 shares of Class A Stock outstanding on the Record Date. In its
     Schedule 13G, WMC states that, in its capacity as investment advisor, it may be deemed the beneficial owner of 1,040,780 shares of Class A Stock of the Company which are owned by a variety of investment advisory clients of WMC, which clients are entitled to receive dividends and the proceeds from the sale of such shares. Further, the Schedule 13G states that no such client is known to have such interest with respect to more than five percent (5%) of the Class A Stock. The Schedule 13G also reports that Wellington Trust Company, N.A. (BK) is the subsidiary of WMC which acquired the Class A Stock reported on by WMC. The Schedule 13G indicates that of the number of shares beneficially owned by WMC, WMC shares voting power with respect to 733,430 shares and shares dispositive power with respect to 1,040,780 shares. WMC reported no sole voting or sole dispositive power with respect to the Class A Stock beneficially owned. For further information pertaining to WMC, reference should be made to WMC's
     Schedule 13G.

(13) Excluding the shares of Class B Stock beneficially owned as a result of his membership in the Group, Marvin Sands beneficially owns 248,100 shares of Class B Stock or 7.4%. These 248,100 shares include an aggregate of 141,750 shares of Class B Stock held by certain trusts for the benefit of Mr. Sands' wife and children. Such total also includes 4,500 shares of Class B Stock owned by his wife, Marilyn Sands. Mr. Sands disclaims beneficial ownership with respect to all such shares. The 248,100 shares do not include 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (17) below.

(14) Excluding the shares of Class B Stock beneficially owned as a result of her membership in the Group, Marilyn Sands beneficially owns 146,250 shares of Class B Stock or 4.3%. These 146,250 shares include 141,750 shares of Class B Stock held by two Trusts, of which Marilyn Sands is the trustee and a beneficiary. See footnote (18) below. The 146,250 shares do not include 101,850 shares of Class B Stock owned by Marvin Sands. The 146,250 shares also do not include 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (17) below.

(15) Excluding the shares of Class B Stock beneficially owned as a result of his membership in the Group, Richard Sands beneficially owns 691,279 shares of Class B Stock or 20.5%. This total includes 22,500 shares of Class B Stock being distributed to Richard Sands as a result of the termination of Irrevocable Declaration of Trust No. 2. See footnote (1) above. This total does not include the 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote
     (17) below. Richard Sands is a managing partner of CWCP-I, which owns 678,964 shares of Class B Stock. See footnote (19) below.

(16) Excluding the shares of Class B Stock beneficially owned as a result of his membership in the Group, and excluding his interest arising out of the Robert Sands Descendants Trust, Robert Sands beneficially owns 691,051 shares of Class B Stock or 20.5%. This total includes 22,273 shares of Class B Stock being distributed to Robert Sands as a result of the termination of Irrevocable Declaration of Trust No. 2. See footnote
     (1) above. This total does not include the 506,250 shares of Class B Stock held in Trust under the Irrevocable Trust Agreement described in footnote (17) below. Robert Sands is a managing partner of CWCP-I, which owns 678,964 shares of Class B Stock. See footnote (19) below.

(17) Excluding the shares of Class B Stock beneficially owned as a result of its membership in the Group, 506,250 shares of Class B Stock, or 15%, are owned by a Trust created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the "Trust"). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of the Class B Stock owned by the Trust. Each of Richard Sands and Robert Sands, in his individual capacity, disclaims beneficial ownership with respect to all such shares owned by the Trust. Each of Marvin Sands and Marilyn Sands also disclaims beneficial ownership with respect to all such shares owned by the Trust.

(18) Excluding the shares of Class B Stock beneficially owned as a result of their membership in the Group, the two Trusts own in the aggregate 141,750 shares of Class B Stock. Neither of these Trusts individually owns more than 5% of the outstanding shares of Class B Stock.

(19) Excluding the shares of Class B Stock beneficially owned as a result of its membership in the Group, as a result of capital contributions upon its formation on January 17, 1995, CWCP-I acquired 678,964 shares of Class B Stock or 20.2% (as of the Record Date). The partners of CWCP-I are Richard Sands, Robert Sands and the Estate of Laurie Sands. Upon final settlement or earlier distribution, the partnership interests owned by the Estate of Laurie Sands will be distributed in accordance with Ms. Sands' Will to a marital trust for the benefit of Ms. Sands' husband, Andrew Stern, M.D., and to trusts for the benefit of Ms. Sands' children, Abigail and Zachary Stern.

(20) Excluding the shares of Class B Stock beneficially owned as a result of its membership in the Group, and as a result of capital contributions upon its formation on January 17, 1995, and including shares which are being distributed to it as a result of termination of Irrevocable Declaration of Trust No. 2, CWCP-II owns 22,727 shares of Class B Stock or 0.7%. See footnote (1) above. The partners of CWCP-II are the Estate of Laurie Sands and The Robert Sands Descendants Trust. Upon final settlement or earlier distribution, the partnership interests owned by the Estate of Laurie Sands will be distributed in accordance with Ms. Sands' Will to a marital trust for the benefit of Ms. Sands' husband, Andrew Stern, M.D., and to trusts for the benefit of Ms. Sands' children, Abigail and Zachary Stern.

  Information with respect to share ownership of management is set forth in the table under "Nomination and Election of Directors."

                            EXECUTIVE COMPENSATION

  To meet the goal of providing stockholders with a concise, comprehensive overview of compensation, shown in the table below is information on the annual and long-term compensation for services rendered to the Company in all capacities, for the fiscal years ended August 31, 1995, 1994 and 1993, paid by the Company to those persons who were, at August 31, 1995, (i) the chief executive officer of the Company and (ii) the other four most highly compensated executive officers of the Company during fiscal 1995 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                        ANNUAL COMPENSATION                                      LONG-TERM COMPENSATION
   -------------------------------------------------------------------- -----------------------------------------
                                                                                   AWARDS               PAYOUTS
                                                                        ----------------------------- -----------
         (A)              (B)       (C)          (D)           (E)          (F)            (G)            (H)          (I)
        -----             ---- ------------- ------------ ------------- ------------ ---------------- ----------- -------------
                                                          OTHER ANNUAL   RESTRICTED     SECURITIES                  ALL OTHER
       NAME AND                                           COMPENSATION     STOCK        UNDERLYING       LTIP        COMPEN-
PRINCIPAL POSITION(1)     YEAR SALARY ($)(2) BONUS ($)(2)    ($)(3)     AWARD(S) ($) OPTIONS/SARS (#) PAYOUTS ($) SATION ($)(4)
---------------------     ---- ------------- ------------ ------------- ------------ ---------------- ----------- -------------
   Richard Sands,         1995   $387,750      $148,314                                                              $22,456
    President and Chief   1994   $371,635      $241,748        --           --               --           --         $31,001
    Executive Officer(1)  1993   $176,522      $ 60,000                                                              $21,960
   Marvin Sands,          1995   $415,531      $158,941                                                              $44,358
    Chairman of the       1994   $401,196      $260,978        --           --               --           --         $41,203
    Board(1)              1993   $248,173      $ 60,000                                                              $27,950
   Ellis Goodman,         1995   $385,200      $308,150                                                              $39,509(6)
    Executive Vice        1994   $363,283      $214,200        --           --               --           --         $47,452
    President, Chief      1993   $ 62,769      $ 10,356                                                              $ 6,497
    Executive Officer--
    Spirits and Beers(5)
   Robert Sands,          1995   $389,546      $149,001                                   15,000                     $22,130
    Executive Vice        1994   $322,356      $209,692        --           --               --           --         $30,643
    President and         1993   $161,105      $ 60,000                                    5,000                     $19,099
    General Counsel
   Lynn Fetterman,        1995   $198,769      $ 66,500                                    7,500                     $26,558
    Sr. Vice President    1994   $163,077      $ 76,529        --           --             6,000          --         $25,284
    and Chief Financial   1993   $143,047      $ 33,632                                   12,500                     $21,089
    Officer

--------
(1) On October 28, 1993, Richard Sands succeeded Marvin Sands as the Company's Chief Executive Officer. Marvin Sands, Chairman of the Board of Directors, continues to serve as an executive officer of the Company.

(2) Amounts shown include cash compensation earned and received by the Named Executives as well as amounts earned but deferred. All non-cash compensation has been disclosed in items (f)-(i) of the Summary Compensation Table.

(3) Individual perquisites do not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive.

(4) Amounts reported for 1995 consist of:

  --Company contributions under the Company's Retirement Savings Plan (a plan established under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code")): Richard Sands $2,310; Marvin Sands $642; Robert Sands $1,148; and Lynn Fetterman $2,546.

  --Company contributions to the Canandaigua Wine Company, Inc. Profit Sharing Retirement Plan: Richard Sands $16,346; Marvin Sands $16,346; Robert Sands $16,346; and Lynn Fetterman $16,346.

  --Company contributions to the profit sharing plan for Ellis Goodman under the Barton Incorporated Employees' Profit Sharing and 401(k) Plan: $18,750.

  --"Flex credits" under the Canandaigua Wine Company, Inc. flexible health care benefits plan: Richard Sands $3,265; Marvin Sands $3,265; Robert Sands $3,265; and Lynn Fetterman $3,265.

  --Imputed income from Company Group Term Life Insurance coverage: Richard Sands $535; Marvin Sands $11,884; Ellis Goodman $2,250; Robert Sands $346; and Lynn Fetterman $913.

  --Company owned automobiles for: Marvin Sands $12,221; Robert Sands $1,025; and Lynn Fetterman $3,488.

(5) On June 29, 1993, the Company acquired Barton Incorporated, and in July 1993, Ellis Goodman, the Chief Executive Officer of Barton Incorporated, was appointed a Vice President of Canandaigua Wine Company, Inc. In October 1993, he was appointed an Executive Vice President of the Company. Mr. Goodman continues in his capacity as Chief Executive Officer of Barton Incorporated.

(6) On June 29, 1993, as part of its acquisition of Barton Incorporated, the Company extended Ellis Goodman's employment agreement with Barton Incorporated. This agreement provides for reimbursement of club memberships, which amounted to $16,999 in fiscal year 1995. Barton Incorporated also made a premium payment for a whole life (split dollar) policy which included $1,510 representing the economic benefit to Mr. Goodman during fiscal year 1995.

STOCK OPTION GRANTS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL
                                                                       REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                       PRICE APPRECIATION
                          INDIVIDUAL GRANTS                              FOR OPTION TERM
---------------------------------------------------------------------- -------------------
          (A)               (B)          (C)         (D)       (E)       (F)       (G)
         -----          ------------ ------------ --------- ---------- -------- ----------
                         NUMBER OF
                         SECURITIES   % OF TOTAL
                         UNDERLYING  OPTIONS/SARS EXERCISE
                        OPTIONS/SARS  GRANTED TO   OR BASE
                        GRANTED (#)  EMPLOYEES IN   PRICE   EXPIRATION
         NAME              (1)(2)    FISCAL YEAR   ($/SH)      DATE     5% ($)   10% ($)
         ----           ------------ ------------ --------- ---------- -------- ----------
Richard Sands,
 President and Chief
 Executive Officer             --         --            --       --         --         --
Marvin Sands,
 Chairman of the Board         --         --            --       --         --         --
Ellis Goodman,
 Executive Vice Presi-
 dent,
 Chief Executive Offi-
 cer--
 Spirits and Beers             --         --            --       --         --         --
Robert Sands,
 Executive Vice Presi-
 dent
 and General Counsel     15,000(3)       5.2%     $44.75(4)  8/27/05   $422,100 $1,069,800
Lynn Fetterman, Sr.
 Vice President and
 Chief Financial Offi-
 cer                      7,500(3)       2.6%     $44.75(4)  8/27/05   $211,050 $  534,900

--------
(1) The options were granted under the Company's Stock Option and Stock Appreciation Right Plan and are "non-qualified stock options" (i.e., options other than "incentive stock options" within the meaning of Section 422(b) of the Code). The options granted in fiscal 1995 are exercisable starting on August 28, 2000.

(2) The options were granted for a term of no greater than 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment.

(3) The securities underlying the options are shares of Class A Stock.

(4) The exercise price per share is equal to the closing market price of a share of Class A Stock on the date of grant.

  The table on the next page sets forth information regarding stock options which were exercised by the Named Executives during the fiscal year ended August 31, 1995, the number of shares acquired and the value realized, and the number and value of exercisable and unexercisable stock options at August 31, 1995. There are no outstanding SARs. The stock options which were exercised were granted under the Company's Stock Option and Stock Appreciation Right Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

          (A)                 (B)              (C)                  (D)                     (E)
          ---           --------------- ------------------ ---------------------- ------------------------
                                                            NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS/SARS          OPTIONS/SARS AT
                                                              AT FY-END (#) (1)          FY-END ($)
                        SHARES ACQUIRED                         EXERCISABLE/            EXERCISABLE/
         NAME           ON EXERCISE (#) VALUE REALIZED ($)     UNEXERCISABLE           UNEXERCISABLE
         ----           --------------- ------------------ ---------------------- ------------------------
Richard Sands,
 President and Chief
 Executive Officer             --                 --                --                      --
Marvin Sands,
 Chairman of the Board         --                 --                --                      --
Ellis Goodman,
 Executive Vice Presi-
 dent,
 Chief Executive Offi-
 cer --
 Spirits and Beers             --                 --                --                      --
Robert Sands,
 Executive Vice Presi-
 dent
 and General Counsel           --                 --       20,000 (Unexercisable) $226,250 (Unexercisable)
Lynn Fetterman,
 Sr. Vice President
 and Chief Financial                                       2,500 (Exercisable)    $108,264 (Exercisable)
 Officer                     4,250(2)        $137,611      26,000 (Unexercisable) $417,111 (Unexercisable)

---------------------
(1) Number of underlying securities relates to shares of Class A Stock underlying options.
(2) Shares of Class A Stock were acquired on exercise of options.

REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION

  The following report of the Compensation Committee required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

  GENERAL

  The Compensation Committee of the Board of Directors administers the Company's Executive Compensation Program. The Compensation Committee is composed of the following individuals: Marvin Sands (director and executive officer), Richard Sands (director and executive officer), and George Bresler (non-employee director of the Company).

  The objective of the Company's Executive Compensation Program is to develop and maintain executive award programs (i) which are competitive with the pay practices of other companies of comparable revenues, including those in the beverage alcohol industry and (ii) which attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company's Executive Compensation Program consists of both fixed (base salary) and variable (incentive) compensation elements. These elements are designed to operate together to comprise total compensation value.

  The Compensation Committee reviewed executive compensation in light of the Company's performance during the fiscal year and compensation data for companies that it considered comparable. In reviewing the Company's performance during fiscal year 1995, the Compensation Committee considered a variety of factors without assigning specific weight to any particular factors. Among other factors considered, the

Compensation Committee took into account that net sales during fiscal year 1995 increased approximately 44% to $906.5 million, that net income increased approximately 249.6% to $41 million, and earnings per share on a fully diluted basis amounted to $2.13, up from $0.74 for fiscal year 1994. (Excluding the impact of nonrecurring restructuring expenses, net income was $42.4 million in fiscal year 1995 as compared to $26.6 million in fiscal year 1994; and fully diluted earnings per share increased to $2.20 in fiscal year 1995 from $1.65 in fiscal year 1994.)

  The Compensation Committee believes that these results reflect the Company's rapid growth, which has been due primarily to the acquisitions of (i) Barton Incorporated, which occurred on June 29, 1993, (ii) the assets and business of Vintners International Company, Inc., which occurred on October 15, 1993, and
(iii) the Almaden, Inglenook and other brands, a grape juice concentrate product line and related facilities and assets, which occurred on August 5, 1994. The Compensation Committee also recognized that, during fiscal year 1995, the Company was negotiating to acquire certain assets of United Distillers Glenmore, Inc., including the Mr. Boston, Canadian LTD, Skol, Old Thompson, Kentucky Tavern, Glenmore and di Amore distilled spirits brands and the rights to the Fleischmann's and Chi Chi's distilled spirits brands under long-term license agreements, which acquisition was agreed to on August 29, 1995, and was consummated on September 1, 1995.

  COMPENSATION OF CEO

  For fiscal year 1995, the compensation of Richard Sands was reviewed by the Compensation Committee in the context of (i) the Company's performance and growth discussed above; and (ii) compensation packages of chief executive officers at comparable companies selected by William H. Mercer Incorporated ("Mercer"). The companies included in the comparison were not the same as the companies included in the peer group index contained in the performance graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies to which the Company compares itself for stock performance purposes.

  BASE SALARY

  Base salary levels for the Company's executives are determined by the Compensation Committee based on factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance (as discussed above) and competitive pay practices. The Company has received data relating to executive compensation packages of other public companies from Mercer.

  ANNUAL CASH INCENTIVES

  The annual cash incentive is designed to provide a short-term (one year) incentive to an executive based on a percentage of that executive's base salary. The incentive opportunities for the Named Executives vary based on, among other things, the Company meeting certain pre-determined individual performance goals. These individual goals may include objective and subjective factors, such as leadership and management skills, successful acquisitions or financings, and improved performance of assets.

  For fiscal year 1995, annual cash incentives in the amounts indicated in the Summary Compensation Table were awarded to each of the Named Executives based on the achievement of certain goals, as described above.

  STOCK OPTIONS AND SARS

  Stock options and SARs are designed to provide incentives and rewards tied to the price of the Company's Class A Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Compensation Committee believes that stock options and SARs provide value to participants only when the Company's stockholders benefit from stock price appreciation, an important component of the Company's Executive Compensation Program.

  The Compensation Committee believes that through the use of stock options, executives' interests are directly tied to enhanced stockholder value. The exercise prices of all stock options granted were generally equal to the market value of the underlying Class A Stock on the date of the grant. Accordingly, the value of these grants depends solely upon the future growth and share value of the Company's Class A stock.

  The foregoing report is given by the members of the Compensation Committee, namely:

                            COMPENSATION COMMITTEE

                                 Marvin Sands
                                 Richard Sands
                                George Bresler

INSIDER PARTICIPATION IN COMPENSATION COMMITTEE

  The Compensation Committee of the Company's Board of Directors consists of Marvin Sands, Richard Sands and George Bresler. Marvin Sands is the Chairman of the Board and serves in this capacity as the Company's senior executive officer. Richard Sands is the Company's President and Chief Executive Officer. Mr. Bresler is a partner in the law firm of Rosner, Bresler, Goodman & Bucholz in New York, New York.

STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing, for the five most recently concluded fiscal years, the cumulative total stockholder return on a weighted average of the Company's Class A Stock and Class B Stock, based on the market price of the Class A Stock and the Class B Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Nasdaq Market Index and an index comprised of companies in the beverage industry (the "Selected Peer Group Index").*

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CANANDAIGUA WINE
     COMPANY, INC., THE NASDAQ MARKET INDEX AND SELECTED PEER GROUP INDEX

                            [GRAPHIC APPEARS HERE]

MEASUREMENT PERIOD      CANANDAIGUA         NASDAQ   SELECTED PEER GROUP
(FISCAL YEAR COVERED)   WINE COMPANY, INC.  INDEX    INDEX
---------------------   ------------------  ------   -------------------
Measurement PT-
8/31/90                 $ 100               $ 100    $ 100
FYI 08/31/91            $ 222.22            $ 113.67 $ 116.13
FYI 08/31/92            $ 274.73            $ 115.60 $ 125.50
FYI 08/31/93            $ 452.05            $ 150.49 $ 144.60
FYI 08/31/94            $ 624.38            $ 164.43 $ 148.78
FYI 08/31/95            $ 949.06            $ 195.65 $ 165.97

---------------------
* The Selected Peer Group Index is comprised of securities of the following
  Companies: Anheuser-Busch Companies Inc., Brown-Forman Corporation (Class A and Class B Shares), Cable Car Beverage Corporation, Cadbury-Schwepps plc, Canandaigua Wine Company, Inc. (Class A and Class B Shares), Chalone Wine Group Ltd., Coca Cola Bottling Consolidated, Coca Cola Company, Coca Cola Enterprises, Adolph Coors Company (Class B Shares), Genesee Corporation (Class B Shares), Kirin Brewery Ltd. ADR, LVMH Moet-Hen Louis Vuit, Pepsico Inc., Seagram Company Ltd., Whitman Corporation.

  There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance. On November 10, 1995, the price of the Company's Class A Stock fell approximately 38% and the price of the Company's Class B Stock fell approximately 30%.

  The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On June 29, 1993, as part of the acquisition of Barton Incorporated ("Barton"), the Company extended Ellis Goodman's employment agreement with Barton (the "Agreement"). Ellis Goodman serves as Chief Executive Officer of Barton and is an executive officer of the Company and is currently a director of the Company. Mr. Goodman has, consistent with past practices and subject to annual approval by the Company's Board of Directors of the Barton annual plan for the coming year, full and exclusive strategic and operational responsibility for Barton and all of its subsidiaries, including responsibility for: (i) day-to-day operations; (ii) all employee welfare, benefit, profit-sharing and pension programs; (iii) compensation for all officers and employees; and (iv) all matters impacting Barton's earnings. If Barton fails to achieve certain earnings levels in any fiscal year during the term of the Agreement, then Mr. Goodman's employment may be terminated. If Mr. Goodman's employment is terminated for this reason, he is entitled to the severance benefits described in the following paragraph.

  The Agreement expires on December 31, 1999, and provides that Mr. Goodman will serve as the Chairman of the Board and Chief Executive Officer of Barton and its subsidiaries (the Company's beer and spirits division). Under the Agreement, (i) Barton is obligated to review Mr. Goodman's compensation annually as of September 1 each year and afford him participation under employee benefit and compensation plans offered from time to time to other key executives of Barton, and (ii) Mr. Goodman has agreed not to compete with Barton for a period of 12 months following the termination of his employment with Barton for certain reasons. Upon the expiration of the Agreement or its earlier termination for certain reasons, Barton is obligated to make a severance payment to Mr. Goodman in an amount equal to 200% of his then base salary and 200% of the incentive compensation payable to him for Barton's fiscal year ended immediately prior to the date of termination, plus an amount equal to the base compensation, if any, remaining to be paid to Mr. Goodman for the years then remaining in the term of the Agreement.

  Pursuant to the terms of the Stock Purchase Agreement dated April 27, 1993, as amended, among the Company, Barton and the former stockholders of Barton (the "Stock Purchase Agreement"), Ellis Goodman, the Gillian and Ellis Goodman Foundation, and certain trusts established for the benefit of Mr. Goodman's children (collectively, the "Goodman Recipients") have received, since 1993, cash payments aggregating $72,559,782. Under the Stock Purchase Agreement, the Goodman Recipients also received an aggregate of 673,021 shares of the Company's Class A Stock. On November 29, 1996, the Goodman Recipients are entitled to receive additional payments upon the satisfaction by Barton of certain performance goals.

  Pursuant to the terms of the Stock Purchase Agreement, certain trusts established for the benefit of Sir Harry Solomon (a current director of the Company) and his wife and children (collectively, the "Trusts") have received, since 1993, cash payments aggregating $17,393,676. Under the Stock Purchase Agreement, the Trusts also received an aggregate of 161,334 shares of the Company's Class A Stock. On November 29, 1996, the Trusts are entitled to receive additional payments upon the satisfaction by Barton of certain performance goals.

  On July 12, 1993, the Company adopted a policy to pay its non-employee directors $35,000 per year for their services as directors. George Bresler, James Locke and Sir Harry Solomon qualify for such payments.

Mr. Locke has waived the payment of directors' fees. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and Committees of the Board of Directors.

  By an Agreement dated December 20, 1990, the Company entered into a split-dollar agreement with a Trust established by Marvin Sands of which Robert Sands is Trustee. Pursuant to the Agreement, the Company pays the annual premium on an insurance policy (the "Policy") held in the Trust net of the amount paid by the Trust. The Trust pays the portion of the premium equal to the "economic benefit" to Marvin Sands calculated in accordance with the United States Treasury Department rules then in effect.

  The Policy is a joint life policy payable upon the death of the second to die of the insureds, Marvin Sands and his wife, Marilyn. The face value of the Policy is $5 million. Pursuant to the terms of the Trust, Richard Sands and Robert Sands (in his individual capacity) will each receive one-half of the proceeds of the Policy (less the reimbursement to the Company described below) if they survive Marvin Sands and Marilyn Sands.

  The amount of all premiums paid by the Company constitutes indebtedness from the Trust to the Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of the survivor of the insureds or the sooner cancellation of the Agreement, the Company is entitled to receive from the Trust the amount equal to the premiums which it has paid.

  The premium paid during fiscal year 1995 with respect to this arrangement was $209,063; of this amount, the Company, during December 1994, advanced $200,380 and the Trust paid $8,683, which amount represents the "economic benefit" to Marvin Sands. (Marvin Sands is the Company's Chairman of the Board of Directors, Richard Sands is the Company's President and Chief Executive Officer and a director, and Robert Sands is an Executive Vice President, General Counsel, Secretary and a director of the Company. Each of Marvin Sands, Marilyn Sands, Richard Sands and Robert Sands is the beneficial owner of more than five percent of each class of the Company's Common Stock. Richard and Robert Sands are adult children of Marvin and Marilyn Sands.)

  By an Agreement dated August 12, 1988, Barton entered into a split-dollar insurance agreement with a trust established by Ellis M. Goodman of which Gillian Goodman and Edwin H. Goldberger are the trustees. Pursuant to the Agreement, Barton pays the annual premium on an insurance policy (the "Policy") held in the trust. The Policy is a single life policy payable upon the death of Mr. Goodman. The face value of the Policy is $1 million. The amount of all premiums paid by Barton is secured by an assignment of certain rights in the Policy. Upon the termination of the Agreement, whether by the death of Mr. Goodman or the sooner cancellation of the Agreement, Barton is entitled to receive an amount equal to the premiums which it has paid. The premium paid during fiscal year 1995 with respect to this Agreement was $19,370.

  Under the terms of a letter agreement with the Company, if Mr. Fetterman's employment with the Company is terminated by the Company for any reason, except gross misconduct, then he is entitled to receive from the Company bi-weekly severance payments equalling his then-current, bi-weekly, base gross compensation for a period of nine (9) months from the date of his execution of a mutually acceptable separation agreement with the Company.

  Richard Sands, Robert Sands and the Estate of Laurie Sands are the beneficial owners of a limited partnership which owns railroad cars. These cars are leased by the Company from the partnership at fair market rates. The Company's payments are offset to the extent that railroads using these cars reimburse the partnership for such use.

  George Bresler, a director of the Company, is a partner in the law firm of Rosner, Bresler, Goodman & Bucholz in New York, New York. Mr. Bresler has in the past rendered legal services to the Company. It is expected that he will continue to render legal services to the Company as required by the Company.

  James A. Locke, III, a director of the Company, is a partner in the law firm of Harter, Secrest & Emery, Rochester, New York, the Company's principal outside counsel.

             PROPOSAL NO. 1--NOMINATION AND ELECTION OF DIRECTORS

  On April 26, 1993, the Board of Directors of the Company increased the number of directors on the Board of Directors from six (6) to eight (8) pursuant to the terms of the Affiliates Agreement with the former stockholders of Barton Incorporated (the "Affiliates Agreement"). On July 12, 1993, the Board of Directors first appointed Ellis Goodman and Sir Harry Solomon to fill the newly created vacancies. (Pursuant to the Affiliates Agreement, certain holders of a majority of the Class B Stock* agreed to cause Ellis Goodman and Sir Harry Solomon to be nominated and elected to the Company's Board of Directors as Class B Directors, to hold office until the later to occur of (i) payment of all amounts due to the former stockholders of Barton pursuant to the Stock Purchase Agreement; or (ii) the Company's 1997 Annual Meeting of Stockholders. During October, 1995, Messrs. Goodman and Solomon informed the Board of Directors of the Company that, for personal reasons, they had decided not to stand for re-election to the Board of Directors. On November 17, 1995, the Board of Directors of the Company decreased the number of directors on the Board of Directors to be elected at the Meeting from eight (8) to six (6). On the same date, the Board of Directors nominated six (6) directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Marvin Sands, Richard Sands, Robert Sands, George Bresler, James A. Locke, III and Bertram E. Silk. Messrs. Bresler and Locke have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining directors are to be elected by the holders of the Class B Stock, voting as a separate class. Unless authority to vote for one or more of the nominees is specifically withheld, it is intended that the shares represented by the enclosed proxy, when properly executed, will be voted FOR the election of the six (6) nominees.

  Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the management of the Company.

  The information appearing in the following table and in the notes thereto has been furnished to the Company by the current directors and the respective nominees to the Board of Directors and the Company's Executive Officers. Unless otherwise indicated, the named individual has sole voting power and investment discretion with respect to the shares attributed to him.

                                                     SHARES OF STOCK
                                                       BENEFICIALLY
                                           SERVED AS   OWNED AS OF    PERCENT
                                           DIRECTOR    NOVEMBER 27,      OF
           NAME AND BACKGROUND               SINCE         1995       CLASS(1)
           -------------------             --------- ---------------- --------
Marvin Sands, age 71, is the founder of      1946       1,738,418      10.7%(2)
 the Company, which is the successor to a            Class A Stock(2)
 business he started in 1945. Mr. Sands                 2,838,371      84.3%(2)
 continues to serve as an officer of the             Class B Stock(2)
 Company as Chairman of its Board of
 Directors. He has been a director of the
 Company and its predecessor since 1946
 and was Chief Executive Officer until
 October 1993. He is the father of
 Richard Sands and Robert Sands.

Richard Sands, Ph.D., age 44, has been       1982       1,738,418      10.7%(2)
 employed by the Company in various                  Class A Stock(2)
 capacities since 1979. He was elected                  2,838,371      84.3%(2)
 Executive Vice President and a director             Class B Stock(2)
 in 1982, became President and Chief
 Operating Officer in May 1986, and was
 elected President and Chief Executive
 Officer in October 1993. He is a son of
 Marvin Sands and the brother of Robert
 Sands.

---------------------
* The Class B Stockholders who executed the Affiliates Agreement are: Marvin Sands; Marilyn Sands; Richard Sands; Robert Sands; Laurie Sands (deceased); Marilyn Sands under Irrevocable Declaration of Trust Nos. 1 (subsequently terminated), 2 (subsequently terminated), 3 and 4 each dated November 18, 1987; and Richard Sands, Robert Sands and Laurie Sands, as Co-Trustees under an Irrevocable Trust Agreement dated November 18, 1987.

                                                     SHARES OF STOCK
                                                       BENEFICIALLY
                                           SERVED AS   OWNED AS OF    PERCENT
                                           DIRECTOR    NOVEMBER 27,      OF
           NAME AND BACKGROUND               SINCE         1995       CLASS(1)
           -------------------             --------- ---------------- --------
Robert Sands, age 37, was appointed Vice     1989       1,738,418      10.7%(2)
 President, General Counsel in June 1990             Class A Stock(2)
 and was elected Executive Vice President               2,838,371      84.3%(2)
 of the Company in October 1993. He has              Class B Stock(2)
 served as a director since 1989. From
 June 1986, until his appointment as Vice
 President, General Counsel, Mr. Sands
 was employed by the Company as General
 Counsel. He is a son of Marvin Sands and
 the brother of Richard Sands.

George Bresler, age 71, has been a           1992         10,000        (3)
 director of the Company since 1992 and               Class A Stock
 has been engaged in the practice of law                    0            --
 since 1957. From August 1987 through                 Class B Stock
 July 1992, Mr. Bresler was engaged in
 the practice of law as a partner in the
 law firm of Bresler and Bab, New York,
 New York. Currently, Mr. Bresler is a
 partner in the law firm of Rosner,
 Bresler, Goodman & Bucholz in New York,
 New York. (3)

Lynn Fetterman, age 48, joined the            --        4,244 (4)       (4)
 Company during April 1990 as its Vice                Class A Stock
 President, Finance and Administration,                     0            --
 Secretary and Treasurer and was elected              Class B Stock
 Senior Vice President and Chief
 Financial Officer in October 1993. For
 more than ten years prior to that, he
 was employed by Reckitt and Colman in
 various executive capacities, including
 Vice President, Finance of its Airwick
 Industries Division and Vice President,
 Finance of its Durkee-French Foods
 Division. Mr. Fetterman's most recent
 position with Reckitt and Colman was as
 its Vice President--Controller. Reckitt
 and Colman's principal business relates
 to consumer food and household products.

Ellis Goodman, age 58, has been a            1993       259,680(5)      1.6%(5)
 director and Vice President since July               Class A Stock
 1993 and was elected as an Executive                       0            --
 Vice President of the Company in October             Class B Stock
 1993. Mr. Goodman has been Chief
 Executive Officer of Barton Incorporated
 since 1987 and Chief Executive Officer
 of Barton Brands, Ltd. (predecessor of
 Barton Incorporated) since 1982. Also,
 Mr. Goodman is currently a director of
 American National Bank and Trust Company
 of Chicago, a subsidiary of First
 Chicago Corporation.

James A. Locke, III, age 53, has served      1983        3,082(6)       (6)
 as a director of the Company since 1983.             Class A Stock
 He is a partner in the law firm of                         33          (6)
 Harter, Secrest & Emery, Rochester, New              Class B Stock
 York, which firm is the Company's
 principal outside counsel, and has been
 associated with the firm since 1967. (6)


                                                       SHARES OF
                                                         STOCK
                                                     BENEFICIALLY
                                           SERVED AS  OWNED AS OF  PERCENT
                                           DIRECTOR  NOVEMBER 27,     OF
           NAME AND BACKGROUND               SINCE       1995      CLASS(1)
           -------------------             --------- ------------- --------
Bertram E. Silk, age 63, has been a          1973      4,607(7)      (7)
 director and a Vice President of the                Class A Stock
 Company since 1973 and was elected a                    1,125       (7)
 Senior Vice President of the Company in             Class B Stock
 October 1993. He has been employed by the
 Company since 1965. Currently, Mr. Silk
 is in charge of the Company's grape
 grower relations in California. Before
 moving from Canandaigua, New York to
 California in 1989, Mr. Silk was in
 charge of production for the Company.
 From 1989 to August 1994, Mr. Silk was in
 charge of the Company's grape juice
 concentrate product line in California.

Sir Harry Solomon, age 58, has been a        1993      92,190(8)     (8)
 director since July 1993. From 1976 to              Class A Stock
 1993, he was Chairman of the Board of                     0          --
 Hillsdown Holdings plc, a British food              Class B Stock
 company. Currently, he is a director of
 Hillsdown Holdings plc, Frogmore Estates
 plc, a real estate development and
 investment company, and Princedale plc,
 an industrial design and management
 consulting company, all of which are
 publicly quoted United Kingdom companies.
 Sir Harry is also a director of US
 Industries, Inc., a diversified
 industrial management corporation.

All Executive Officers and Directors as a              2,112,221    13.0%(9)
 Group (10 persons)                                  Class A Stock
                                                       2,839,529    84.4%(10)
                                                     Class B Stock

--------
 (1) Unless otherwise noted, percentages of ownership are calculated on the basis of 16,246,046 shares of Class A Stock outstanding and 3,365,958 shares of Class B Stock outstanding on November 27, 1995.

 (2) See tables and footnotes under "Beneficial Ownership," above.

 (3) In his capacity as an attorney, Mr. Bresler has in the past rendered legal services to the Company. It is expected that he will continue to render legal services to the Company as required by the Company. The percentage of the Class A Stock beneficially owned by Mr. Bresler does not exceed one percent of such Class.

 (4) The number of shares of Class A Stock includes presently exercisable options to purchase up to 2,500 shares of Class A Stock. The percentage of the Class A Stock beneficially owned by Mr. Fetterman does not exceed one percent of such Class.

 (5) Includes 34,680 shares owned of record by the Gillian and Ellis Goodman Foundation (the "Foundation"). Mr. Goodman is president of the Foundation with full voting power with respect to the shares and disclaims beneficial ownership of such shares.

 (6) Mr. Locke has informed the Company that, effective January 1, 1996, he will become a partner in the law firm of Nixon, Hargrave, Devans & Doyle, Rochester, New York. The number of shares of Class A Stock includes presently exercisable options to purchase up to 3,000 shares of Class A Stock and 33 shares of Class A Stock issuable pursuant to the conversion feature of the Company's Class B Stock owned by Mr. Locke. The percentage of the Class A Stock beneficially owned by Mr. Locke does not exceed one percent of such Class. The percentage of the Class B Stock beneficially owned by Mr. Locke does not exceed one percent of such Class.

 (7) The number of shares of Class A Stock includes 1,125 shares of Class A Stock issuable pursuant to the conversion feature of the Company's Class B Stock owned by Mr. Silk. The percentage of the Class A Stock beneficially owned by Mr. Silk does not exceed one percent of such Class. The percentage of the Class B Stock beneficially owned by Mr. Silk does not exceed one percent of such Class.

 (8) Includes 46,095 shares which the Rothschild Trust (Schweiz) AG and Rothschild Trust Cayman Limited, as Trustees of the Harry and Judith Solomon 1986 Own Settlement have the right to vote. Sir Harry Solomon and his spouse are the Grantors of the Own Settlement and have a lifetime pecuniary interest in the income of the Own Settlement. Includes 46,095 shares which the Rothschild Trust (Schweiz) AG and Rothschild Trust Cayman Limited, as Trustees of the Harry and Judith Solomon 1986 No. III Children's Settlement have the right to vote. Sir Harry Solomon and his spouse are the Grantors of the Children's Settlement. Sir Harry Solomon disclaims beneficial ownership of such shares. The percentage of the Class A Stock beneficially owned by Sir Harry Solomon does not exceed one percent of such Class.

 (9) The percentage of ownership of all executive officers and directors as a group is based on 16,252,704 shares of Class A Stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. The amount in the table includes presently exercisable options to purchase up to 5,500 shares of Class A Stock and 1,158 shares of Class A Stock issuable to members of the group pursuant to the conversion feature of Class B Stock into Class A Stock, but excludes shares of Class A Stock issuable to Marvin Sands, Richard Sands and Robert Sands pursuant to the conversion feature of Class B Stock beneficially owned by them. If such shares of Class A Stock were to be added to the amount in the table, the amount of Class A Stock beneficially owned by all executive officers and directors as a group would be 4,950,592 shares and the percentage of ownership would be 25.9%, based upon 19,091,075 shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. (See table and footnotes under "Beneficial Ownership," above.)

(10) See table and footnotes under "Beneficial Ownership," above.

  The Board of Directors of the Company held seven meetings and additionally acted by unanimous written consent on eight occasions during the fiscal year ended August 31, 1995. There were also two meetings of the Audit Committee during the fiscal year ended August 31, 1995. The Audit Committee is responsible for assisting the Board of Directors in overseeing the financial reporting and internal operating controls of the Company. It also reviews and approves the services provided by the Company's independent auditors. The members of the Audit Committee are Richard Sands and Messrs. Bresler and Locke. The Compensation Committee acted by unanimous written consent on eight occasions during the fiscal year ended August 31, 1995. The Compensation Committee administers the Company's Executive Compensation Program, its Stock Option and Stock Appreciation Right Plan and its Employee Stock Purchase Plan. The members of the Compensation Committee are Marvin Sands, Richard Sands and George Bresler.

  Under the securities laws of the United States, generally, the Company's directors, its executive officers, and any persons holding ten percent or more of any class of the Company's equity securities are required to report their ownership of the Company's securities and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 1995. During the fiscal year ended August 31, 1995, Richard Sands filed two reports late, with one report pertaining to four transactions and the other report pertaining to one transaction; Robert Sands filed two reports late, with one report pertaining to six transactions and the other report pertaining to one transaction; Laurie Sands filed one report late pertaining to six transactions; each of The 1995 Robert Sands Descendants Trust, CWC Partnership--I and CWC Partnership--II filed an Initial Statement of Beneficial Ownership report late; The 1995 Robert Sands Descendants Trust filed one other report late pertaining to two transactions; each of Marvin Sands and Marilyn Sands filed one report late pertaining to four transactions; and each of Trust for the Benefit of Abigail Stern U/W Laurie Sands and Trust for the Benefit of Zachary Stern U/W Laurie Sands filed a late report pertaining to its initial beneficial ownership of securities of the Company. In making these statements, the Company has relied on written representations of its incumbent directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

                 PROPOSAL NO. 2--PROPOSED AMENDED AND RESTATED
                   CERTIFICATE OF INCORPORATION AUTHORIZING
                          A CLASS OF PREFERRED STOCK

GENERAL

  The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval, an Amended and Restated Certificate of Incorporation to authorize the issuance of 1,000,000 shares of a class of preferred stock, par value $.01 per share ("Preferred Stock"). The text of the proposed amendments to the Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A. Except as set forth in Annex A, there are no other proposed amendments to the Company's Restated Certificate of Incorporation.

  The Company's Restated Certificate of Incorporation does not currently authorize the issuance of shares of preferred stock. While it is not currently contemplated that any shares of Preferred Stock will be issued by the Company in the foreseeable future, the Company believes that this class of securities will provide greater flexibility for financing the Company's activities in the future. Since no Preferred Stock has been issued, and the issuance of the same is not currently contemplated, it is not possible to know whether such Preferred Stock, if issued, would have preference over the holders of Class A Stock and Class B Stock in the distribution of any assets in the event of a liquidation.

  The Board of Directors believes the authorization of the Preferred Stock is in the best interests of the Company and its stockholders and believes it advisable to authorize such shares.

BOARD'S AUTHORITY TO ISSUE PREFERRED STOCK

  The designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock will be determined by the Board of Directors of the Company. As such, the Board of Directors of the Company will, if this proposal is approved by the Company's stockholders, be entitled to authorize the issuance of 1,000,000 shares of Preferred Stock in one or more series, with such rights, qualifications, limitations and restrictions as may be determined in the Board's sole discretion, with no further authorization required of the stockholders. The proposed amendments to the Restated Certificate of Incorporation are subject to the consent of certain banks under the Company's bank credit agreement. The Company expects to receive this consent prior to the Meeting.

  The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Class A Stock or Class B Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company.

  The Company currently has no agreements or understandings with any third party to effect any sale or offering of Preferred Stock and no assurances are given that any sale will in fact be effected. Therefore, the terms of any Preferred Stock subject to this Proposal No. 2 cannot be stated or estimated with respect to any or all of the shares authorized.

VOTE REQUIRED

  In accordance with applicable Delaware law and the Company's Restated Certificate of Incorporation, approval of Proposal No. 2 to authorize a class of preferred stock requires the affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B Stock entitled to vote thereon, voting together as a single class, provided that the holders of Class A Stock shall have one (1) vote per share and the holders of Class B Stock shall have ten (10) votes per share.

NO DISSENTERS' RIGHTS

  Under applicable Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed Amended and Restated Certificate of Incorporation which authorizes a class of preferred stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2.

               PROPOSAL NO. 3--SELECTION OF INDEPENDENT AUDITORS

  The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent auditors of the Company for the fiscal year ended August 31, 1995, and the Board of Directors has again selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending August 31, 1996. This selection will be presented to the stockholders for their approval at the Meeting. The Board of Directors recommends a vote in favor of the proposal to approve and ratify this selection and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal. If the stockholders do not approve this selection, the Board of Directors may reconsider its choice.

  A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions concerning the audit of the Company's financial statements.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  In order for any stockholder proposal to be included in the Company's proxy statement to be issued in connection with the 1997 Annual Meeting of Stockholders, such proposal must be delivered to the Company no later than August 29, 1996.

                             FINANCIAL INFORMATION

  The Company has furnished its financial statements to stockholders in its 1995 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1995 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Canandaigua Wine Company, Inc., Attention: Kristen H. Jenks, Director, Investor Relations, 116 Buffalo Street, Canandaigua, New York 14424; telephone number (716) 394-7900.

                                     OTHER

  As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          ROBERT SANDS, Secretary

Dated at Canandaigua, New York
December 27, 1995

                                                                         ANNEX A

                        PROPOSED AMENDMENTS TO RESTATED
                        CERTIFICATE OF INCORPORATION TO
                      AUTHORIZE A CLASS OF PREFERRED STOCK

  1. Article 4 is hereby amended and restated in its entirety as follows:

    4. Capitalization; General Authorization. The total number of shares of stock which the Corporation shall have authority to issue is Eighty-One Million (81,000,000) consisting of:

      (a) Class A Common. Sixty Million (60,000,000) shares designated as Class A Common Stock, having a par value of One Cent ($.01) per share (the "Class A Common");

      (b) Class B Common. Twenty Million (20,000,000) shares designated as Class B Common Stock, having a par value of One Cent ($.01) per share (the "Class B Common"); and

      (c) Preferred Stock. One Million (1,000,000) shares designated as Preferred Stock, having a par value of One Cent ($.01) per share (the "Preferred Stock").

  2. Article 5 is hereby amended by adding the following paragraph as the first paragraph of Article 5:

    The designations, powers, preferences and relative participation, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

  3. Article 5 is hereby further amended by adding the following paragraph as the last paragraph of Article 5:

    Preferred Stock. Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred Stock:

      (a) the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

      (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

      (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

      (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

      (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

      (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

      (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

      (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

      (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

      (j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

      (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

  The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                           CANANDAIGUA WINE COMPANY, INC.
          PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                                    BALLOT

     The undersigned hereby appoints Bertram E. Silk and Lynn K. Fetterman, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CANANDAIGUA WINE COMPANY, INC. (the "Company") owned by the undersigned at the Annual Meeting of Stockholders to be held at Chase Tower, One Chase Square, Rochester, New York, on Thursday, January 18, 1996, at 11:00 a.m., local time, and at any adjournments thereof.

     Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect four directors at the Meeting. Please refer to Proxy Statement for details. Your Shares (if any) of Class A Common Stock on the back are designated "CLA" and/or "ESP" and your Shares (if any) of Class B Common Stock are designated "CLB". PLEASE SIGN ON THE BACK.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2, AND FOR PROPOSAL 3.

    TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN THE BACK.
                          YOU NEED NOT MARK ANY BOXES.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              [SEE REVERSE SIDE]

[X] Please mark
    votes as in
    this example.

1.  Election of Directors:
    To elect Directors as set forth in the Proxy Statement.

     Class A Stockholders                     Class B Stockholders              2.  Proposal to approve an Amended and Restated
George Bresler, James A. Locke, III     Marvin Sands, Richard Sands, Robert         Certificate of Incorporation of the Company
                                        Sands, Bertram E. Silk                      which amends the Company's Restated Certificate
   FOR           WITHHELD                   FOR         WITHHELD                    of Incorporation to authorize the issuance of
   [  ]            [  ]                     [  ]          [  ]                      1,000,000 shares of a class of preferred stock.

                                                                                             FOR   AGAINST   ABSTAIN
[   ]-----------------------            [   ]--------------------------                      [  ]   [   ]     [   ]
   For, except vote withheld               For, except vote withheld
   from the following nominee:            from the following nominee(s):        3.  Proposal to approve and ratify the selection of
                                                                                    Arthur Andersen LLP, Certified Public Account-
                                                                                    ants, as the Company's independent auditors for
                                                                                    the fiscal year ending August 31, 1996.

                                                                                             FOR   AGAINST   ABSTAIN
                                                                                             [  ]   [   ]     [   ]

                                                                                4.  In their discretion, the proxies are authorized
                                                                                    to vote upon such other business not known at
                                                                                    the time of the solicitation of this Proxy as
                                                                                    may properly come before the Meeting or at any
                                                                                    adjournments thereof.

                                                               MARK HERE FOR ADDRESS
                                                               CHANGE AND NOTE AT LEFT [    ]

                                        NOTE:  Please date and sign name exactly as it appears hereon.  Executors, administrators, trustees, etc. should so indicate when signing.  If the stockholder is a corporation, the
 The undersigned acknowledges receipt   full corporate name should be inserted and the Proxy signed by an officer of the
with this Proxy of a copy of the        corporation, indicating his title.
Notice of Annual Meeting and Proxy
Statement dated December 27, 1995,      Signature:--------------------------------------------------- Dated:------------------------
describing more fully the proposals
set forth herein.                       Signature:--------------------------------------------------- Dated:------------------------

